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                                                                     Exhibit 5.1

               [SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP LETTERHEAD]



                                                 March 3, 1998




RockShox, Inc.
401 Charcot Avenue
San Jose, California  95131

Ladies and Gentlemen:

          We have acted as special counsel to RockShox, Inc., a Delaware corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission (the "Commission"), of its Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), covering up to 300,000 shares (the "Option Shares") of Common Stock, par value $.01 per share, of the Company ("Common Stock"), to be issued by the Company upon exercise of options granted under the RockShox, Inc. 1998 Stock Option Plan (the "Plan").

          We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Plan, (ii) the Restated Certificate of Incorporation of the Company and the Bylaws of the Company, (iii) the Registration Statement, (iv) copies of certain resolutions of the Board of Directors of the Company relating to, among other things, the Plan, the Option Shares and the Registration Statement, (v) the form of certificates representing the Option Shares and (vi) such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have considered necessary or appropriate as a basis for the opinions set forth herein.


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RockShox, Inc.
March 3, 1998
Page 2


          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed, certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute or will constitute valid and binding obligations of such parties. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

          This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act.

          We express no opinion as to the laws of any jurisdiction other than the Delaware General Corporation Law.

          Based upon and subject to the foregoing, and to the limitations, qualifications, exceptions and assumptions set forth herein, and assuming (i) the valid issuance of options pursuant to the Plan, (ii) the conformity of the certificates representing the Option Shares to the forms thereof examined by us and (iii) the due execution and countersignature of such certificates, we are of the opinion that upon the issuance and sale of Option Shares upon the exercise of the options and receipt by the Company of the exercise price of such options, in the manner contemplated by the Plan and the Registration Statement, and subject to the Company completing all actions and proceedings required on its part to be taken prior to the issuance of the Option Shares pursuant to the terms of the Plan, the Option Shares will be validly issued, fully paid and nonassessable.


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RockShox, Inc.
March 3, 1998
Page 3


          This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and, except as set forth in the next sentence, is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person for any purpose without our prior express written consent. We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                         Very truly yours,


                         /s/ Skadden, Arps, Slate, Meagher & Flom LLP